UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): December 3, 2020

NESCO HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38186	84-2531628
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6714 Pointe Inverness Way, Suite 220 Fort Wayne, Indiana	46804
(Address of principal executive offices)	(Zip code)

(800) 252-0043

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Stock, $0.0001 par value	NSCO	New York Stock Exchange
Redeemable warrants, exercisable for Common Stock, $0.0001 par value	NSCO WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definition Agreement.

Purchase Agreement

On December 3, 2020, Nesco Holdings, Inc. (“Nesco”) and Nesco Holdings II, Inc., a subsidiary of Nesco (“Buyer”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with certain affiliates of The Blackstone Group (“Blackstone”) and other direct and indirect equity holders (collectively, “Sellers”) of Custom Truck One Source, L.P. (“CTOS”), Blackstone Capital Partners VI-NQ L.P. (“Sellers’ Representative”) and, solely with respect to Section 9.04 of the Purchase Agreement, PE One Source Holdings, LLC, an affiliate of Platinum Equity (“Platinum”), pursuant to which Buyer has agreed to acquire 100% of the partnership interests of CTOS (collectively, the “Acquisition”).

Transaction Consideration

Upon consummation of the Acquisition, Sellers will receive a base purchase price of $1.475 billion, subject to customary adjustments in respect of the cash, indebtedness, net working capital, and transaction expenses of CTOS as of the closing of the Acquisition, as well as an adjustment on the basis of the original equipment cost of the rental fleet inventory owned by CTOS as of the closing date of the Acquisition.

Conditions to the Transaction

The closing of the Acquisition is subject to customary closing conditions, including, among others, (a) the absence of laws or orders restraining, enjoining or otherwise prohibiting the consummation of the Acquisition, (b) the expiration or termination of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”), (c) the completion of pre-closing reorganization transactions involving CTOS and certain of its affiliates, (d) the execution of joinders to the Purchase Agreement by each Seller who did not initially execute the Purchase Agreement, (e) the receipt of required consents or waivers, or the refinancing, of certain floorplan financing facilities of CTOS and its subsidiaries, (f) the completion of the financing transactions contemplated by Buyer’s debt and equity financing commitments for the Acquisition, (g) the shares to be issued to certain Sellers who have entered into Rollover and Contribution Agreements (“Rollover Agreements”) with Nesco being approved for listing on the New York Stock Exchange, subject only to official notice of issuance thereof, (h) the accuracy of the parties’ representations and warranties in the Purchase Agreement (subject to certain de minimis, materiality and material adverse effect qualifications), (i) the compliance in all material respects by the parties under the Purchase Agreement with the applicable covenants and agreements therein, and (j) the absence of any material adverse effect on Nesco and its subsidiaries or CTOS and its subsidiaries, in each case, taken as a whole. The Acquisition is expected to close in the first quarter of 2021.

Termination Fees

Sellers are entitled to receive, as Sellers’ sole and exclusive recourse under the Purchase Agreement, certain fees upon the valid termination of the Purchase Agreement by Sellers’ Representative as follows: (a) upon valid termination due to a breach of the Purchase Agreement by Nesco or Buyer, a fee of $10 million is payable by Nesco to Sellers, (b) upon valid termination due to a breach of the Investment Agreement (described below) on (i) the basis of Platinum’s failure to use requisite efforts thereunder to cooperate in Nesco’s financing of the transactions contemplated thereby, a fee of $10 million is payable by Platinum to Sellers, and (ii) the basis of certain other breaches by Platinum of the Investment Agreement, a fee of $44.25 million is payable by Platinum to Sellers, in each case other than where such breach by Platinum was the result, in any material respect, of a related breach by Nesco under the Investment Agreement, (c) upon valid termination in circumstances in which the closing of the Acquisition does not occur due to Platinum’s breach of its funding obligation under the Investment Agreement when the conditions thereto have been satisfied, a fee of $88.5 million is payable by Platinum to Sellers, and (d) upon valid termination in circumstances in which the closing of the Acquisition does not occur due to the failure of the Debt Financing (as described below) to be funded when the conditions to such funding are satisfied, a fee of $44.25 million is payable to Sellers, of which $34.25 million is payable by Platinum and $10 million is payable by Nesco.

Other Terms of the Transaction

The Purchase Agreement includes representations and warranties and covenants of a customary nature for a transaction similar to the Acquisition. In addition, certain Sellers will be bound by two-year employee and business relation non-solicit obligations and three-year non-competition obligations. Sellers have agreed to indemnify Nesco and Buyer for losses arising out of the breach of Sellers’ pre-closing covenants in the Purchase Agreement and certain indemnified tax matters, with recourse limited to a $10 million and $8.5 million escrow account, respectively.

The foregoing description of the Purchase Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is field herewith as Exhibit 2.1 and is incorporated herein by reference. The Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Nesco or CTOS. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement as of the specific dates therein, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Nesco’s public disclosures.

Rollover Agreements

In connection with the Acquisition, Nesco and certain Sellers entered into the Rollover Agreements, pursuant to which such Sellers agreed to contribute a portion of their equity interests in CTOS with an aggregate value of $100 million in exchange for shares of Nesco’s common stock, par value $0.0001 per share (the “Common Stock”), valued at $5.00 per share. The contributions of equity interests in exchange for shares of Common Stock contemplated by the Rollover Agreements will be consummated immediately prior to the closing of the Acquisition.

The foregoing description of the Rollover Agreements does not purport to be complete, and is qualified in its entirety by reference to the full text of the form of Rollover Agreement, which is field herewith as Exhibit 10.1 and is incorporated herein by reference.

Debt Commitment Letter

In connection with entering into the Purchase Agreement, Nesco and PE One Source Holdings, LLC entered into a debt commitment letter dated December 3, 2020 (the “Debt Commitment Letter”), with Bank of America, N.A. and BofA Securities, Inc. (the “Commitment Parties”), pursuant to which the Commitment Parties have agreed to provide a portion of the financing necessary to fund the consideration to be paid pursuant to the terms of the Purchase Agreement, to repay, redeem, defease or otherwise discharge third-party indebtedness of Nesco and CTOS and to pay fees and expenses related to the foregoing (the “Debt Financing”).

The Debt Financing is anticipated to consist of the following:

●	an asset-based revolving credit facility in an aggregate principal amount of up to $750.0 million, $400.0 million of which shall be available to finance the purchase price or for working capital adjustments payable under the Purchase Agreement; and

●	senior secured notes yielding up to $1.0 billion in gross cash proceeds (the “Notes”) and/or to the extent that the issuance of such Notes yields less than $1.0 billion in gross cash proceeds or such cash proceeds are otherwise unavailable to consummate the Transaction, loans under a senior secured bridge facility yielding up to $1.0 billion in gross cash proceeds (less the gross cash proceeds received from the Notes and available for use, if any).

The funding of the Debt Financing is contingent upon the satisfaction or waiver of certain conditions set forth in the Debt Commitment Letter, including, without limitation, the execution and delivery of definitive documentation consistent with the Debt Commitment Letter. The Debt Commitment Letter will terminate on the earliest of five business days after the termination date specified in the Purchase Agreement and the date that the Purchase Agreement is terminated.

This Current Report does not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offering, solicitation or sale would be unlawful. The Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States absent registration, except pursuant to an exemption form the registration requirements of the Securities Act and applicable state securities laws.

Common Stock Purchase Agreement

On December 3, 2020, Nesco entered into a Common Stock Purchase Agreement (the “Investment Agreement”) with Platinum, relating to the issuance and sale (the “Subscription”) to Platinum of (i) Common Stock, for an aggregate purchase price in the range of $700 million to $763 million, with the specific amount to be calculated in accordance with the Investment Agreement based upon the total equity funding required to fund the consideration to be paid pursuant to the terms of the Purchase Agreement, and (ii) additional shares of Common Stock for an aggregate purchase price of not more than $100 million, if necessary, in connection with the Supplemental Equity Financing (as defined below). The shares of Common Stock issued and sold to Platinum will have a purchase price of $5.00 per share. Promptly following the execution of the Investment Agreement and subject to the terms thereof, Nesco has agreed to use its reasonable best efforts to sell shares of Common Stock in (i) a private placement, (ii) a registered public offering and/or (iii) a rights offering to its stockholders, in each case for the aggregate amount of up to $200 million (the “Supplemental Equity Financing”). The proceeds of the Subscription and the Supplemental Equity Financing will be used to pay a portion of the purchase price in the Acquisition and other fees and expenses.

This Current Report does not constitute an offer to sell or the solicitation of an offer to buy any Common Stock or any other securities and shall not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Conditions to the Subscription

The closing of the Subscription (the “Subscription Closing”) is subject to the approval of (i) the issuance of shares of Common Stock in connection with the Subscription and the Supplemental Equity Financing for purposes of applicable New York Stock Exchange rules, by the holders of a majority of the total votes cast at a meeting of the stockholders of Nesco and (ii) the amendment and restatement of Nesco’s certificate of incorporation (the “Amended Charter”), by the holders of a majority of the outstanding shares of Common Stock at a meeting of the stockholders of Nesco (collectively, the “Stockholder Approval”). Nesco has agreed to seek the Stockholder Approval at a special meeting of stockholders to be held as promptly as reasonably practicable. In addition, the Subscription Closing is conditioned upon satisfaction or waiver of certain closing conditions, including, among others (a) Nesco’s net debt at the Subscription Closing, calculated in accordance with the Investment Agreement, not exceeding $773 million, giving effect to certain of the estimated proceeds of the Supplemental Equity Financing, (b) the simultaneous consummation of the Acquisition Closing (as defined in the Investment Agreement) and the funding of the Debt Financing, (c) the absence of any governmental order restraining, enjoining or otherwise making illegal the consummation of the Subscription Closing, (d) the expiration or termination of the waiting period under the HSR Act applicable to the Subscription (separate and independent from the expiration or termination of the waiting period under the HSR Act applicable to the Acquisition), (e) the filing of the Amended Charter and (f) other customary closing conditions.

No Solicitation

Subject to certain exceptions, Nesco has agreed not to (i) solicit, initiate, or knowingly facilitate or encourage the making of a proposal that constitutes, or is reasonably likely to result in the submission of an Acquisition Proposal (as defined in the Investment Agreement), (ii) enter into discussions or negotiations with any person regarding an Acquisition Proposal, (iii) furnish any non-public information with respect to Nesco, its assets or business to any person for the purpose of evaluating a proposal for an Acquisition Proposal, or (iv) enter into any agreement with respect to an Acquisition Proposal.

Prior to obtaining the Stockholder Approval, to the extent failure to do so would reasonably be expected to result in a breach of applicable fiduciary duties and subject to certain notice and other conditions set forth in the Investment Agreement, the Board may enter into discussions and negotiations with respect to an Acquisition Proposal that constitutes or would reasonably be expected to result in a Superior Proposal (as defined in the Investment Agreement), enter into discussions and negotiations with any person making such Acquisition Proposal and effect a Change of Recommendation (as defined in the Investment Agreement) with respect to a Superior Proposal. Nesco has agreed to submit the transaction for Stockholder Approval, if requested by Platinum, even if the Board has effected a Change of Recommendation.

Governance Matters

In connection with the Acquisition and the Subscription, Nesco, Platinum, affiliates of, or affiliated investment entities of, Blackstone, certain affiliates of Energy Capital Partners (“ECP”) and Capitol Acquisition Management IV, LLC and Capitol Acquisition Founder IV, LLC (together, “Capitol”) intend to enter into an Amended and Restated Stockholders’ Agreement (the “SHA”). Under the SHA, Platinum shall have the right to designate a majority in voting power of the board of directors of Nesco, and each of Blackstone (collectively with such affiliates or affiliated investment entities), ECP and Capitol shall have the right to designate one director. The SHA includes customary registration rights for the parties. In addition, in connection with the Acquisition and the Subscription, Nesco intends to adopt the Amended Charter and amended and restated bylaws of Nesco (the “Amended Bylaws”). The Amended Charter provides for, among other things, an increase in the number of authorized shares of Common Stock to facilitate the Subscription. The Amended Bylaws provide certain preferred director nomination and other control rights for Platinum.

Termination Rights

Upon a termination of the Investment Agreement, under certain circumstances, Nesco will be required to pay a termination fee to each of Platinum and Sellers, in an aggregate amount of $15,250,000, payable one-half to Platinum and one-half to Sellers. The termination fee is payable if the Investment Agreement is terminated by (i) Platinum upon a Change of Recommendation, or (ii) either Nesco or Platinum, if the Stockholder Approval is not obtained at a stockholder meeting duly held for such purpose, in each case, provided that (x) prior to the meeting of Nesco’s stockholders there is a Change of Recommendation with respect to a Superior Proposal, and (y) Nesco enters into a definitive agreement with respect to such Superior Proposal within 12 months after the termination of the Investment Agreement. In addition, upon a termination of the Investment Agreement due to a failure to obtain Stockholder Approval under certain circumstances, Nesco shall pay to each of Platinum and Sellers their respective expenses up to $1,225,000 each, representing aggregate expense reimbursement of $2,450,000, which expense reimbursement would be credited against any termination fee subsequently paid by Nesco.

In addition to the foregoing termination rights and other customary termination rights, either party may terminate the Investment Agreement if the Subscription Closing has not occurred on or before June 30, 2021 and such party’s breach was not the primary cause of the failure of the Subscription Closing to occur by such date.

Other Terms of the Transaction

Nesco and Platinum each made certain customary representations, warranties and covenants in the Investment Agreement, including, among others, covenants by Nesco to use commercially reasonable efforts to conduct its business in all material respects in the ordinary course during the period prior to the Subscription Closing, subject to certain exceptions, including related to the COVID-19 pandemic. Further, each party has agreed to use its reasonable best efforts to obtain any necessary regulatory approvals, subject to certain limitations.

The foregoing description of the Investment Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Investment Agreement, which is filed herewith as Exhibit 10.3 and is incorporated herein by reference.

Voting and Support Agreement

Concurrently with and as a condition to Platinum entering into the Investment Agreement, ECP and Capitol (together, the “Stockholders”), owning approximately 70% of Nesco’s outstanding shares of Common Stock, have entered into a Voting and Support Agreement (the “Voting Agreement”) with Platinum.

Among other things, the Voting Agreement provides that the Stockholders will vote all shares of capital stock of Nesco such Stockholder beneficially owns in favor of the transactions and against any alternative proposal, and that each Stockholder will not transfer any shares owned or grant any proxies or powers of attorney with respect to any shares in contravention of the obligations under the Voting Agreement. In the event of a Change of Recommendation, the number of shares which the Stockholders shall be required to vote in favor of the transactions pursuant to the Voting Agreement shall be reduced pro rata amongst the Stockholders, such that the aggregate number of shares required to vote in favor of the transactions is equal to 39.0% of the total number of outstanding shares of Common Stock.

In addition, the Voting Agreement provides that each Stockholder will pay to each of Platinum and Sellers 10% (or 20% in the aggregate) of such Stockholder’s Profit (as described below) in the event (i) the Investment Agreement is terminated in circumstances under which Nesco is or may become obligated to pay each of Platinum and Sellers a termination fee under the Investment Agreement and (ii) a definitive agreement is subsequently entered into with respect to a Superior Proposal within nine months of such termination of the Investment Agreement and such Superior Proposal is subsequently consummated. The “Profit” is defined as the excess (if any) of the value of the consideration received in such Superior Proposal over the value of the current transaction (measured as the volume weighted average price of the Common Stock for the 10 trading days following announcement of the current transaction).

The Voting Agreement further provides that during the period beginning upon the execution of the Voting Agreement and terminating on June 30, 2021 (the “Standstill Period”), the Stockholders shall not (i) solicit, initiate or take any action to knowingly facilitate or knowingly encourage any inquiries or the making of any proposal from a person or group of persons that may constitute an alternative transaction involving both Nesco and CTOS, (ii) enter into or participate in any discussions or negotiations with any person or group of persons regarding an alternative transaction involving both Nesco and CTOS, (c) provide any non-public information relating to CTOS or afford access to the assets, business, properties, books or records of CTOS to any person, for the purpose of such person using such information to evaluate a proposal for an alternative transaction involving both Nesco and CTOS, or (d) enter into or approve an alternative transaction involving Nesco and CTOS or any agreement, arrangement or understanding with respect thereto. Except with respect to the obligation to pay a percentage of the Profits to each of Platinum and Sellers, the Voting Agreement terminates on the earlier of the mutual agreement of the parties, the consummation of the Subscription Closing and the closing of the Acquisition and the date that the Investment Agreement has been terminated.

The foregoing description of the Voting Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Voting Agreement, which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is incorporated herein by reference.

As described in Item 1.01, under the terms of the Investment Agreement, Nesco has agreed to issue shares of common stock to Platinum. The issuance and sale will be exempt from registration under the Securities Act, pursuant to Section 4(a)(2) of the Securities Act. Platinum represented to Nesco that it is an “accredited investor” as defined in Rule 501 of the Securities Act and that the common stock is being acquired for investment purposes and not with a view to, or for sale in connection with any distribution thereof, and appropriate legends will be affixed to any certificates evidencing the shares of common stock.

Additional Information About the Acquisition and Where to Find It

This communication is being made in respect of the proposed acquisition of CTOS by Nesco. A special meeting of the stockholders of Nesco will be announced as promptly as practicable to seek stockholder approval in connection with the proposed acquisition. Nesco expects to file with the Securities and Exchange Commission (“SEC”) a proxy statement and other relevant documents in connection with the proposed acquisition. The definitive proxy statement will be sent or given to the stockholders of Nesco and will contain important information about the proposed transaction and related matters. INVESTORS AND STOCKHOLDERS OF NESCO ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NESCO, CTOS AND THE ACQUISITION. Investors may obtain a free copy of these materials (when they are available) and other documents filed by Nesco with the SEC at the SEC’s website at www.sec.gov, at Nesco’s website at www.nescospecialty.com or by sending a written request to Nesco Holdings, Inc., 6714 Pointe Inverness Way, Suite 220, Fort Wayne, Indiana 46804, Attention: Chief Financial Officer and Secretary.

Participants in the Solicitation

Nesco and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the acquisition. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Nesco’s stockholders in connection with the acquisition will be set forth in Nesco’s definitive proxy statement for its special stockholder meeting. Additional information regarding these individuals and any direct or indirect interests they may have in the acquisition will be set forth in the definitive proxy statement when it is filed with the SEC in connection with the Merger. You can find information about Nesco’s directors and executive officers in Nesco’s filings with the SEC, including Nesco’s definitive proxy statement for its 2020 Annual Meeting of Stockholders, which was filed with the SEC on May 1, 2020.

Forward Looking Statements

Certain statements contained in this current report may be considered forward-looking statements within the meaning of U.S. securities laws, including section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the proposed transaction and the ability to consummate the proposed transaction. When used in this current report, the words “potential,” “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. these forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Nesco’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. important factors, among others, that may affect actual results or outcomes include: the ability to consummate the acquisition of CTOS and to integrate the acquisition into the Nesco business; failure to obtain necessary stockholder and regulatory approvals or to satisfy any of the other conditions related to the acquisition of CTOS; the ability to realize expected synergies and the timing for any such realization; projected financial results for Nesco and CTOS, including on a combined basis; potential litigation associated with the acquisition of CTOS; the potential impact of the announcement of the acquisition of CTOS on Nesco’s or CTOS’s relationships, including with suppliers, customers, employees and regulators; the impact of the COVID-19 pandemic on Nesco’s or CTOS’s business operations, as well as the overall economy; Nesco’s ability to execute on its plans to develop and market new products and the timing of these development programs; Nesco’s estimates of the size of the markets for its solutions; the rate and degree of market acceptance of Nesco’s solutions; the success of other competing technologies that may become available; Nesco’s ability to identify and integrate acquisitions, including the acquisition of Truck Utilities; the performance and security of Nesco’s services; potential litigation involving Nesco; and general economic and market conditions impacting demand for Nesco’s services. For a more complete description of these and other possible risks and uncertainties, please refer to Nesco’s annual report on form 10-K filed with the securities and exchange commission on March 13, 2020 and quarterly report on form 10-Q filed with the securities and exchange commission on May 7, 2020, as well as to Nesco’s subsequent filings with the SEC. Should one or more of these material risks occur, or should the underlying assumptions change or prove incorrect, Nesco’s actual results, performance, achievements or plans could differ materially from those expressed or implied in any forward-looking statement. The forward-looking statements contained herein speak only as of the date hereof, and Nesco undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Exhibit No.	Description
2.1†	Purchase and Sale Agreement by and among Blackstone Energy Partners NQ L.P., Blackstone Energy Family Investment Partnership SMD L.P., Blackstone Energy Family Investment Partnership NQ ESC L.P., Blackstone Capital Partners VI-NQ L.P., Blackstone Family Investment Partnership VI-NQ ESC L.P., Fred M. Ross, Jr. Irrevocable Trust, BEP UOS Feeder Holdco L.P., BCP VI UOS Feeder Holdco L.P., Blackstone Energy Management Associates NQ L.L.C., Blackstone Management Associates VI-NQ L.L.C., Nesco Holdings II, Inc., Nesco Holdings, Inc., Blackstone Capital Partners VI-NQ L.P., solely in its capacity as the representative of Sellers, and PE One source Holdings, LLC, solely with respect to Section 9.04, dated as of 3, 2020
10.1	Form of Rollover and Contribution Agreement
10.2†	Common Stock Purchase Agreement by and between Nesco Holdings, Inc. and PE One Source Holdings, LLC, dated as of December 3, 2020
10.3†	Voting and Support Agreement by and between PE One Source Holdings, LLC and certain Stockholders of NESCO Holdings, Inc. dated as of December 3, 2020
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

† Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Nesco agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 3, 2020	Nesco Holdings, Inc.

/s/ Joshua A. Boone
Joshua A. Boone Chief Financial Officer and Secretary